Exhibit 10.1

THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THE SECURITIES.

                           HEMISPHERX BIOPHARMA, INC.

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No. __                                          Number of Shares:  _____
                                                        (subject to adjustment)
Date of Issuance: July 13, 2004

      HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration including, without limitation, the Holder's current exercise of (a) a warrant, dated October 29, 2003, to purchase 205,067 shares of Common Stock (as herein defined) with an expiration date, as amended, of April 30, 2009, (b) a warrant, dated July 10, 2003, to purchase 253,551 shares of Common Stock (as herein defined) with an expiration date, as amended, of January 31, 2009 and (c) the exercise of that certain additional investment right, dated January 26, 2004 (the "AIR") to purchase $1,000,000 in principal amount of 6% senior secured convertible debentures due January 31, 2006, the receipt and sufficiency of which are hereby acknowledged (provided, however, that the holders of the Warrants shall withhold from the exercise price of the foregoing warrants in the aggregate (x) $76,964 to pay the fees of the placement agent engaged by the Company in connection with the transactions contemplated hereby and (y) $5,000 for the holders' reasonable, documented fees and expenses (including legal expenses) incurred in connection with the consummation of the transactions contemplated hereby), ________, the registered holder hereof or its permitted assigns, is entitled, subject to the terms and conditions set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after January 13, 2005, but not after 11:59 P.M., New York City Time, on the Expiration Date (as defined herein) fully paid nonassessable shares of Common Stock (as defined herein) ___________ of the Company at the Warrant Exercise Price per share provided in Section 1(b) below. Notwithstanding the foregoing, the Company shall not effect the exercise of this Warrant and no holder of this Warrant shall have the right to exercise this Warrant to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates), would have acquired, through exercise of this Warrant or otherwise, beneficial ownership of a number of shares of Common


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Stock that, when added to the number of shares of Common Stock beneficially owned by such Person (together with such Person's affiliates), exceeds 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes, debentures or preferred stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. Upon the written request of any holder, the Company shall promptly, but in no event later than two (2) Business Days following the receipt of such notice, confirm in writing to any such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the exercise of Warrants (as defined below) by such holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was last reported.

      Section 1.

      a. REGISTRATION RIGHTS AGREEMENT. This Warrant (as defined herein) is one of a series of Warrants issued on the date hereof. The Company agrees that the Warrant Shares (as defined herein) shall be treated as "Registrable Securities" in accordance with, and shall be governed by, identical terms to the Registration Rights Agreement, dated as of January 26, 2004 (as such agreement may be amended from time to time, the "Registration Rights Agreement"), by and among the Company and the buyers named therein (including the holder), as if the Company and the holder hereof had executed such Registration Rights Agreement on the Original Issuance Date; provided, however, that:

(1) Section 2(a) thereof shall not apply and instead the Company agrees to the following:

      The Company shall use its reasonable best efforts to file within 60 days of the Original Issuance Date (but in no event later than 90 days following the Original Issuance Date) (such date being the "Filing Deadline") with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d) of the Registration Rights Agreement, in which case the "Filing Deadline" shall be one hundred twenty (120) days after the Original Issuance Date. The Registration Statement shall register for resale at least 1,755,000 shares of Common Stock (with respect to all of the Warrants in the aggregate), subject to adjustment as provided in
      Section 2(e) of the Registration Rights Agreement. The Company shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon


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

      as practicable, but in no event later than the date which is sixty (60) days after the date on which the Registration Statement is filed (the "Filing Date"). Until such time as the Registration Statement is declared effective by the SEC, the Company shall not file with the SEC any other registration statement under the 1933 Act with respect to the resale or initial issuance of any Company securities; and

(2) Section 2(f) thereof shall not apply; and

(3) The first sentence of Section 3(a) shall not apply and instead the Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities (but in no event later than the applicable Filing Deadline) and use its best efforts to cause such Registration Statement relating to the Registrable Securities required to be covered thereby to become effective as soon as practicable after such filing (but in no event later than the date which is sixty (60) days after the Filing Date).

For purposes of clarity, the issuance of this Warrant is unrelated to the transaction pursuant to which the Registration Rights Agreement was entered into.

      b. DEFINITIONS. The location of definitions used in this Warrant is set forth on the Index of Terms attached hereto and the following words and terms as used in this Warrant shall have the following meanings:

            (i) "Approved Stock Plan" means any employee benefit plan, stock incentive plan or other similar plan or arrangement which has been approved by the Board of Directors of the Company or a duly authorized committee thereof, pursuant to which the Company's securities may be issued to any employee, consultant, officer or director for services provided to the Company.

            (ii) "Bloomberg" means Bloomberg Financial Markets or any other similar financial reporting service as may be selected from time to time by the Company and the holders of the Warrants representing not less than 60% of the shares of Common Stock issuable upon exercise of all Warrants issued on the Original Issuance Date then outstanding.

            (iii) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

            (iv) "Closing Sale Price" means, for any security as of any date, the last closing trade price for such security on the Principal Market as reported by Bloomberg, or if the Principal Market begins to operate on an extended hours basis, and does not designate the closing trade price, then the last trade price at 4:00 p.m., New York City Time, as reported by Bloomberg, or if the foregoing do not apply, the last closing trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the last closing ask price of such security as reported by Bloomberg, or, if no last closing ask price is reported for such security by Bloomberg, the average of the highest bid price and the lowest ask


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price of any market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC. If the Closing Sale Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all Warrants issued on the Original Issuance Date then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(a) below. All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

            (v) "Common Stock" means (i) the Company's common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

            (vi) "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 8(b)(i) and 8(b)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any shares of Common Stock owned or held by or for the account of the Company or issuable upon conversion of the Convertible Debentures or exercise of the Warrants.

            (vii) "Convertible Debentures" means all of the Company's $6,000,000 principal amount of 6% Senior Secured Convertible Debentures Due January 31, 2006 issued on, or issuable pursuant to the AIR.

            (viii) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

            (ix) "Expiration Date" means June 30, 2009 or, if such date does not fall on a Business Day or on a day on which trading takes place on the Principal Market, then the next Business Day.

            (x) "Initial Warrant Exercise Price" shall be equal to $3.75, subject to further adjustment as provided in Section 8, Adjustment of Warrant Exercise Price and Number of Shares.

            (xi) "Option" means any rights, warrants or options to subscribe for or purchase or otherwise acquire Common Stock or Convertible Securities.

            (xii) "Original Issuance Date" means July 13, 2004.

            (xiii) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.


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

            (xiv) "Principal Market" means The American Stock Exchange ("Amex") or if the Common Stock is not traded on Amex then the principal securities exchange or trading market for the Common Stock.

            (xv) "Reset Warrant Exercise Price" shall mean the greater of (x) the arithmetic average of the Weighted Average Price of the Common Stock for each trading date beginning on the first trading date immediately following the Original Issuance Date and ending on the final trading date immediately prior to the one-year anniversary of the Original Issuance Date (which Weighted Average Price on each such trading date during such period shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period) and (y) 70% of the Initial Warrant Exercise Price (appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); provided, however, that in no event shall the Warrant Exercise Price be less than $3.33 (subject to adjustments for stock splits, stock dividends, stock combinations, reclassifications, reorganizations and similar events).

            (xvi) "Securities Act" means the Securities Act of 1933, as amended.

            (xvii) "Strategic Financing" shall mean the issuance of Common Stock or Options in connection with any acquisition by the Company, by whatever means, of any business, assets or technologies, or to any strategic investor, vendor, customer, lease or similar arrangement, the primary purpose of which is not to raise equity capital, provided that the aggregate number of shares of Common Stock which the Company may issue pursuant to this definition shall not exceed
(i) 25% of the total outstanding equity on January 26, 2004 in connection with any one or more related issuances to strategic investors, vendors, customers, lessors or similar parties or (ii) 40% of the total outstanding equity on January 26, 2004 in connection with all issuances to strategic investors, vendors, customers, lessors or similar parties (in each case, subject to adjustment for stock splits, stock dividends, stock combination and similar transactions).

            (xviii) "Warrant" means the warrants to purchase shares of Common Stock issued on the date hereof and all warrants issued in exchange, transfer or replacement thereof.

            (xix) "Warrant Exercise Price" shall be equal to: (i) from the Original Issuance Date until the date immediately prior to the one-year anniversary of the Original Issuance Date, the Initial Warrant Exercise Price, and (ii) from and after such one-year anniversary, the lesser of (x) the Initial Warrant Exercise Price and (y) the Reset Warrant Exercise Price, in each case appropriately adjusted for any stock dividend, stock split or other similar transaction during such period; provided, however, that in no event shall the Warrant Exercise Price be less than $3.33 (subject to adjustments for stock splits, stock dividends, stock combinations, reclassifications, reorganizations and similar events). The Warrant Exercise Price shall be subject to further adjustment as provided in Section 8, Adjustment of Warrant Exercise Price and Number of Shares.

            (xx) "Warrant Shares" means all shares of Common Stock issuable upon exercise of the Warrants.


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

            (xxi) "Weighted Average Price" shall mean, for any security as of any date, the dollar volume-weighted average price per share for such security on the Principal Market during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price per share of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York City Time, and ending at 4:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by the Pink Sheets LLC. If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of the Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of the Warrants issued on the Original Issuance Date then outstanding. If the Company and the holders of the Warrants are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to
Section 2(a) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period. All fees and expenses of such determinations shall be borne solely by the Company.

      Section 2. EXERCISE OF WARRANT.

      a. Subject to the terms and conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after the opening of business on the date hereof and prior to 5:00 P.M., New York City Time, on the Expiration Date by (i) delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto or a reasonable facsimile thereof (the "Exercise Notice"), to the Company and the Company's designated transfer agent (the "Transfer Agent"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii)(A) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the "Aggregate Exercise Price") in cash or delivery of a certified check or bank draft payable to the order of the Company or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 2(e)), and (iii) the surrender of this Warrant or a copy of this Warrant (provided it is accompanied by an indemnification undertaking with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company or by delivery of a facsimile copy of this Warrant to the Company as soon as practicable following such date; provided, that if such Warrant Shares are to be issued in any name other than that of the registered holder of this Warrant, such issuance shall be deemed a transfer and the provisions of Section 7 shall be applicable. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2(a), the Company shall on the second (2nd) Business Day (the "Warrant Share Delivery Date") following the date of its receipt of the Exercise Notice, the Aggregate Exercise Price (or notice of Cashless Exercise) and the original or a copy of this Warrant (provided it is accompanied by an indemnification


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

undertaking or other form of security reasonably satisfactory to the Company with respect to this Warrant in the case of its loss, theft or destruction) (collectively, the "Exercise Delivery Documents"), (A) in the case of a public resale of such Warrant Shares in accordance with the provisions of the Irrevocable Transfer Agent Instructions, provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program and, if required by DTC, the holder provides a customary representation letter to DTC, at the holder's request, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) issue and deliver to the address as specified in the Exercise Notice, a certificate or certificates in such denominations as may be requested by the holder in the Exercise Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled upon such exercise. Upon delivery of the Exercise Delivery Documents, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of this Warrant as required by clause (iii) above or the certificates evidencing such Warrant Shares. In the case of a dispute as to the determination of the Warrant Exercise Price, the Closing Sale Price of a security or the arithmetic calculation of the number of Warrant Shares, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within two (2) Business Days of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price, the Closing Sale Price or arithmetic calculation of the number of Warrant Shares within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall immediately submit via facsimile (i) the disputed determination of the Warrant Exercise Price or the Closing Sale Price to an independent, reputable investment banking firm selected jointly by the Company and the holder or (ii) the disputed arithmetic calculation of the number of Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

      b. Unless the rights represented by this Warrant shall have expired or shall have been fully exercised (without regard to any limitation on exercise hereunder), the Company shall, as soon as practicable using reasonable best efforts and in no event later than five (5) Business Days after its receipt of the Exercise Delivery Documents (the "Warrant Delivery Date") and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable (without regard to any limitation on exercise hereunder) immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which such Warrant is exercised.

      c. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock issued upon exercise of this Warrant shall be rounded up or down to the nearest whole number.


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

      d. If the Company shall fail for any reason or for no reason to issue to the holder within five (5) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the holder is entitled or to credit the holder's designee's balance account with DTC, in accordance with Section 2 hereof, for such number of shares of Common Stock to which the holder is entitled upon the holder's exercise of this Warrant, the Company shall, in addition to any other remedies under this Warrant or otherwise available to such holder, pay as additional damages in cash to such holder on each day after the Warrant Share Delivery Date such exercise is not timely effected in an amount equal to 0.05% multiplied by the product of (I) the sum of the number of shares of Common Stock not issued to the holder on or prior to the Warrant Share Delivery Date and to which such holder is entitled under the holder's Exercise Notice and (II) the excess of the Closing Sale Price of the Common Stock on the Warrant Share Delivery Date over the Warrant Exercise Price then in effect. The foregoing notwithstanding, the damages set forth in this Section 2(d) shall be stayed with respect to the number of shares of Common Stock for which there is a good faith dispute being resolved pursuant to, and within the time periods provided for in, Section 2(a), pending the resolution of such dispute.

      e. Notwithstanding anything contained herein to the contrary, if at any time during the two (2) Business Day period immediately preceding the holder's delivery of an Exercise Notice, a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the "Unavailable Warrant Shares") is not available for the resale of such Unavailable Warrant Shares, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant as to any or all of such Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

      Net Number = (A x B) - (A x C)
                   -----------------
                           B

      For purposes of the foregoing formula:

            A= the total number of shares with respect to which this Warrant is then being exercised.

            B= the Closing Sale Price of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

            C= the Warrant Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

      Section 3. COVENANTS AS TO COMMON STOCK. The Company hereby covenants and agrees as follows:

      a. This Warrant is, and any Warrants issued in substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.


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

      b. All Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance and payment hereof in accordance with the terms hereof, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by or through the Company with respect to the issue thereof.

      c. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved at least 135% of the number of shares of Common Stock needed to provide for the exercise of the rights then represented by this Warrant (without regard to any limitation on exercise hereunder) and the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

      d. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitation on exercise hereunder) upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant (without regard to any limitation on exercise hereunder); and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant (without regard to any limitation on exercise hereunder) if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

      e. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Warrant Exercise Price then in effect, (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (iii) will not take any action which results in any adjustment of the Warrant Exercise Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company's Articles of Incorporation and available for the purpose of issue upon such exercise.

      f. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

      g. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction, in each case which is effected in such a way that holders of Common Stock are entitled to receive securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any (i) sale of all or substantially all of the


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

Company's assets to an acquiring Person, (ii) other Organic Change following which the Company is not a surviving entity or (iii) other Organic Change following which the Company is a surviving entity but the Company's stockholders no longer continue to own the publicly-traded stock of the Company, the Company will secure from the Person purchasing such assets or the Person issuing the securities or providing the assets in such Organic Change (in each case, the "Acquiring Entity") a written agreement (in form and substance reasonably satisfactory to the holders of Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of the Warrants then outstanding ("Majority Holders")) to deliver to the holder of this Warrant in exchange for this Warrant, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Warrant and reasonably satisfactory to the Majority Holders (including an adjusted exercise price equal to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and exercisable for a corresponding number of shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). In the event that an Acquiring Entity is directly or indirectly controlled by a company or entity whose common stock or similar equity interest is listed, designated or quoted on a securities exchange or trading market, the holder of this Warrant may elect to treat such Person as the Acquiring Entity for purposes of this Section 3(g). Notwithstanding the foregoing, at the holder's option and request, the Acquiring Entity shall, either (1) issue to such holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions, or (2) purchase the Warrant from such holder for a purchase price, payable in cash within five Business Days after such request (or, if later, on the effective date of the Organic Change), equal to the Black Scholes value of the remaining unexercised portion of this Warrant on the date of such request. The terms of any agreement pursuant to which an Organic Change is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this
Section 3(g) and insuring that the Warrants (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to an Organic Change. Prior to the consummation of any other Organic Change, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Majority Holders) to insure that the holder thereafter will have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant (without regard to any limitations on the exercise of this Warrant), such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon the exercise of this Warrant as of the date of such Organic Change (without regard to any limitations on the exercise of this Warrant).

      Section 4. TAXES. a. The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the registered holder of this Warrant to be exercised and such holder shall pay such amount, if any, to cover any applicable transfer or similar tax.

      b. The Company and the Company's transfer agent shall be permitted to withhold from any amounts payable to a registered holder of this Warrant or any holder of Warrant Shares any taxes required by law to be withheld from such amounts.

      c. Notwithstanding any other provision of this Agreement or any other Transaction Document, any assignee or transferee shall agree that the Company and the Company's transfer agent shall be permitted to withhold from any amounts payable to such assignee or transferee any taxes required by law to be withheld from such amounts. Unless exempt from the obligation to do so, each assignee or transferee shall execute and deliver to the Company or the Company's transfer agent, as applicable, two properly completed and duly executed copies of either
(i) U.S. Internal Revenue Service Form W-8BEN, or any successor form, (ii) U.S. Internal Revenue Service Form W-8ECI, or any successor form, (iii) U.S. Internal Revenue Service Form W-9, or any successor form, or (iv) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service, as applicable, in each case, indicating that such assignee or transferee is not subject to "back-up withholding" for U.S. Federal income tax purposes. Each assignee or transferee that does not deliver such forms pursuant to the preceding sentence shall have the burden of proving to the Company's reasonable satisfaction that it is exempt from such requirement or the Company and the Company's transfer agent shall be entitled to withhold as provided in the first sentence hereof. In addition, each assignee or transferee that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (each, a "Non-U.S. Assignee or Transferee") shall deliver to the Company and the Company's transfer agent, to the extent legally able to do so, with respect to payments of dividends by the Company for U.S. Federal income tax purposes, if applicable, two properly completed and duly executed copies of either (i) U.S. Internal Revenue Service Form W-8BEN (claiming a reduction of U.S. Federal withholding tax under an applicable income tax treaty, if any), or any successor form, (ii) U.S. Internal Revenue Service Form W-8ECI (claiming complete exemption from U.S. Federal withholding tax because the income is effectively connected with a U.S. trade or business), or any successor form, or (iii) other applicable form, certificate or document prescribed by the U.S. Internal Revenue Service certifying as to such assignee's or transferee's entitlement to an exemption from, or a reduction of, U.S. Federal withholding tax on payments of dividends by the Company for U.S. Federal income tax purposes. Each Non-U.S. Assignee or Transferee that does not deliver a form or other document claiming a complete exemption from U.S. Federal withholding tax shall have the burden of proving to the Company's reasonable satisfaction that it is completely exempt from such tax or the Company and the Company's transfer agent shall be entitled to withhold as provided in the second sentence of this Section 4(c). The forms and other documents required to be delivered pursuant to this Section 4 shall be properly completed and duly executed and shall be delivered on or prior to the date of such assignment or transfer, and from time to time thereafter if requested by the Company or the Company's transfer agent. In addition, each assignee and transferee shall deliver such forms and other documents promptly upon the obsolescence or invalidity of any form or documents previously delivered by such assignee or transferee. Each assignee and transferee shall promptly notify the Company and the Company's transfer agent at any time it determines that it is no longer in a position to provide any previously delivered form, document or certificate to the Company and the Company's transfer agent (or any form of certification adopted by the U.S. taxing authorities for such purpose).

      Section 5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he, she, or it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

      Section 6. REPRESENTATIONS OF HOLDER. The holder of this Warrant, by the acceptance hereof, represents and warrants that it is acquiring this Warrant, and the Warrant Shares for its own account for investment only and not with a view towards, or for sale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor").

      Section 7. OWNERSHIP AND TRANSFER.

      a. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

      b. This Warrant and all rights hereunder shall be assignable and transferable by the holder hereof without the consent of the Company upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit B hereto) at the principal executive offices of the Company (or such other office or agency of the Company as it may designate in writing to the holder hereof); provided, that (x) either (i) the Warrant shall have been registered under the Securities Act or (ii) the Company first shall have been furnished with an opinion of counsel, in a form reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act and (y) such transfer or assignment of this Warrant does not result in more than ten (10) holders of all outstanding Warrants and any such part or portion of this Warrant constitutes at least 10% of the number of Warrant Shares issuable upon exercise of all outstanding Warrants (subject to appropriate adjustment for stock splits, stock dividends, combinations, recapitalizations and other similar transactions) or such lesser number if such transfer involves all of the Warrant Shares represented by the Warrants then held by such transferor.

      c. The Company is obligated to register the Warrant Shares for resale under the Securities Act pursuant to the Registration Rights Agreement. The shares of Common Stock issuable upon exercise of this Warrant shall constitute Registrable Securities (as such term is defined in the Registration Rights Agreement). Each holder of this Warrant shall be entitled to all of the benefits afforded to a holder of any such Registrable Securities under the Registration Rights Agreement and such holder, by its acceptance of this Warrant, agrees and shall agree to be bound by and to comply with the terms and conditions of the Registration Rights Agreement applicable to such holder as a holder of such Registrable Securities.

      Section 8. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

      a. ADJUSTMENT OF WARRANT EXERCISE PRICE. If and whenever on or after the Warrant Date and prior to the twelve (12) month anniversary of the Warrant Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock
(i) issued or deemed to have been issued by the Company in connection with an Approved Stock Plan, (ii) issued or deemed to have been issued upon exercise of the Warrants or issued upon the issuance or conversion of the Convertible Debentures; (iii) issued upon exercise of Options or Convertible Securities which are outstanding on the date immediately preceding the Warrant Date, provided that such issuance of shares of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Warrant Date and such Options or Convertible Securities are not amended after the date immediately preceding the Warrant Date other than with respect to Options originally issued pursuant to an Approved Stock Plan, (iv) issued pursuant to a Strategic Financing; or (v) issued to the public pursuant to an underwritten offering registered pursuant to the Securities Act (but in all events excluding offerings pursuant to "equity lines" or similar products) ((i) through (v) collectively, "Excluded Issuances")) for a consideration per share (the "New Issuance Price") less than the Warrant Exercise Price in effect immediately prior to such issuance or sale (each such sale or issuance, a "Dilutive Issuance"), then concurrent with such issue or sale, the Warrant Exercise Price then in effect shall be reduced to a price (subject to Section 8(f)) equal to the New Issuance Price; provided, however, that in no event shall the Warrant Exercise Price be less than $3.33 (subject to adjustments for stock splits, stock dividends, stock combinations, reclassifications, reorganizations and similar events). If and whenever on or after the twelve (12) month anniversary of the Warrant Date and prior to the Expiration Date, the Company issues or sells, or is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock issued or deemed to be issued pursuant to any Excluded Issuance) in a Dilutive Issuance, then concurrent with such issue or sale, the Warrant Exercise Price then in effect shall be reduced to a price (rounded to the nearest cent) equal to the product of (x) the Warrant Exercise Price in effect immediately prior to such issuance or sale and (y) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Warrant Exercise Price in effect immediately prior to such Dilutive Issuance by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by
(2) the product derived by multiplying the (I) the Warrant Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance; provided, however, that in no event shall the Warrant Exercise Price be less than $3.33 (subject to adjustments for stock splits, stock dividends, stock combinations, reclassifications, reorganizations and similar events).

      b. EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

            (i) ISSUANCE OF OPTIONS. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option is less than the Warrant Exercise Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this
Section 8(b)(i), the "lowest price per share for which one share of Common Stock is issuable upon exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of any such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

            (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Warrant Exercise Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 8(b)(ii), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exchange or exercise of such Convertible Security. No further adjustment of the Warrant Exercise Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Warrant Exercise Price had been or are to be made pursuant to other provisions of this Section 8(b), no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

            (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change shall be adjusted to the Warrant Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and the number of shares of Common Stock acquirable hereunder shall be correspondingly readjusted. For purposes of this
Section 8(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon conversion, exchange or exercise thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Warrant Exercise Price then in effect.

      c. HOLDER'S RIGHT OF ALTERNATIVE WARRANT EXERCISE PRICE FOLLOWING ISSUANCE OF CONVERTIBLE SECURITIES. If the Company issues or sells any Options or Convertible Securities after the Original Issuance Date that are convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to a fixed price (each of the formulations for such variable price being herein referred to as, the "Variable Price"), the Company shall provide written notice thereof via facsimile and overnight courier to the holder of this Warrant (the "Variable Notice") on the date of issuance of such Convertible Securities or Options. From and after the date the Company issues any such Convertible Securities or Options with a Variable Price, but only for so long as such Convertible Securities or Options are outstanding, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Warrant Exercise Price upon exercise of this Warrant by designating in the Exercise Notice delivered upon exercise of this Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the Warrant Exercise Price then in effect. The holder's election to rely on a Variable Price for a particular exercise of this Warrant shall not obligate the holder to rely on a Variable Price for any future exercises of this Warrant.

      d. EFFECT ON WARRANT EXERCISE PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

            (i) CALCULATION OF CONSIDERATION RECEIVED. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then, solely for the purposes of this Section 8, the Options will be deemed to have been issued for a consideration of $0.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt of such securities. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined by the Company and the holders of Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all Warrants issued on the Original Issuance Date then outstanding. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the holders of the Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all Warrants issued on the Original Issuance Date then outstanding. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

            (ii) RECORD DATE. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (1) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (2) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If after the occurrence of such record date the transaction or event for which such record date was set is abandoned or terminated, then any adjustments resulting from this Section 8(d)(ii) as it relates to such terminated or abandoned transaction or event shall be reversed as if such record date had never occurred.

      e. ADJUSTMENT OF WARRANT EXERCISE PRICE AND NUMBER OF SHARES UPON SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company at any time after the date of issuance of this Warrant subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately increased. If the Company at any time after the date of issuance of this Warrant combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased. Any adjustment under this Section 8(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

      f. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 8 in a private transaction (the primary purpose of which is to raise equity capital) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features other than pursuant to an Excluded Issuance), then the Company's Board of Directors will make an appropriate adjustment in the Warrant Exercise Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Warrant Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 8.

      g. NOTICES.

            (i) Promptly following any adjustment of the Warrant Exercise Price, the Company will give written notice thereof to the holder of this Warrant, setting forth in reasonable detail, and certifying, the calculation of such adjustment. The Company (at the Company's expense), if there shall be a disagreement among the Company and holders of Warrants representing at least 60% of the shares of Common Stock obtainable upon exercise of all Warrants issued on the Original Issuance Date then outstanding, shall retain independent public accountants of recognized national standing selected by the Board of Directors of the Company to make any computation required in connection with adjustments under this Warrant, and a certificate signed by such firm absent manifest error shall be conclusive evidence of the correctness of such adjustment, which shall be binding on the holder and the Company.

            (ii) The Company will give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

            (iii) The Company will also give written notice to the holder of this Warrant at least ten (10) Business Days prior to the date on which any Organic Change, any transaction or series of transactions in which more than 50% of the voting securities of the Company are transferred to another Person, or any dissolution or liquidation will take place, provided that the Company need not in any case provide such notice prior to the time such information is made known to the public.

      h. ADJUSTMENT. No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

      Section 9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking or other form of security reasonably acceptable to the Company (or in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Notwithstanding the foregoing, if this Warrant is lost by, stolen from or destroyed by the original holder hereof, the affidavit of such original holder setting forth the circumstances of such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnification bond or other security shall be required by the Company as a condition to the execution and delivery by the Company of a new Warrant to such original holder other than such original holder's unsecured written agreement to indemnify the Company solely for losses actually incurred by the Company as a direct consequence of the loss, theft or destruction of the Warrant.

      Section 10. NOTICE. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. If notice is to be sent to the Company, the holder shall use its reasonable best efforts to provide additional copies to the individuals listed below; provided, however, that the failure of such holder to send such additional copies shall in no way limit the effectiveness of any notice sent to the Company to the attention of Chief Executive Officer as provided for below. The addresses and facsimile numbers for such communications shall be:

            If to the Company:

                  Hemispherx Biopharma, Inc.
                  One Penn Center
                  1617 JFK Boulevard, Suite 660
                  Philadelphia, PA  19103
                  Telephone: (215) 988-0080
                  Facsimile: (215) 988-1739
                  Attention: Chief Executive Officer

            With a copy to:

                  Ransom W. Etheridge, Esq.
                  2610 Potters Road
                  Suite 200
                  Virginia Beach, VA  23452
                  Telephone: (757) 486-0599
                  Facsimile: (757) 486-0792

            If to the Transfer Agent:

                  Continental Stock Transfer & Trust Company
                  2 Broadway
                  New York, NY 10004
                  Telephone: (212) 509-4000
                  Facsimile: (212) 509-5150

      If to a holder of this Warrant, to it at the address and facsimile number set forth on the Schedule of Buyers to the Registration Rights Agreement, with copies to such holder's representatives as set forth on such Schedule of Buyers, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this Warrant. Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

      Section 11. AMENDMENTS. This Warrant and any term hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the party or holder hereof against which enforcement of such amendment, change, waiver, discharge or termination is sought and shall be binding on such party's or holder's assignees and transferees; provided, however, that any such amendment, change, waiver, discharge or termination that adversely impacts the holders of any of the Warrants other than this Warrant may be made only if the Company has obtained the written consent of the holders of Warrants representing at least 60% of the shares of Common Stock issuable upon exercise of all of the Warrants issued on the Original Issuance Date then outstanding; provided, further, that no such action may increase the Warrant Exercise Price or decrease the number of shares or class of stock issuable upon exercise of any Warrants without the written consent of the holder of such Warrant. No waivers of any term, condition or provision of this Warrant in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, condition or provision.

      Section 12. DATE. The date of this Warrant is July 13, 2004 (the "Warrant Date"). This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 7(c) shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

      Section 13. LIMITATION ON NUMBER OF WARRANT SHARES. The Company shall not be obligated to issue Warrant Shares upon exercise of this Warrant to the extent that the issuance of such shares of Common Stock would cause the Company to exceed that number of shares of Common Stock which the Company may issue upon exercise of this Warrant (the "Exchange Cap") without breaching the Company's obligations under the rules or regulations of the Principal Market, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount. Until such approval is obtained, the holder of this Warrant shall not be issued, upon exercise of this Warrant, Warrant Shares in an amount, which if added to the aggregate number of shares of common stock previously issued to the holder of this Warrant (and all predecessor holders) as of the date of such exercise would exceed such holder's Cap Allocation Amount (as such term is defined in the Convertible Debentures). If at any time when the holder delivers an Exercise Notice pursuant to Section 2 hereof the Company shall be prohibited pursuant to the provisions of this
Section 13 from issuing any Warrant Shares, then the Company shall pay in immediately available funds to the holder of this Warrant within two (2) Business Days of the date of delivery of such Exercise Notice, an amount in cash equal to the product of (X) the number of shares of Common Stock which could not be issued by virtue of the limitations contained in this Section 13 multiplied by (Y) the excess of (1) the average of the Closing Sale Prices of the Common Stock on each of the five (5) trading days ending on the third trading day immediately preceding the date such prohibition arises over (2) the Warrant Exercise Price then in effect; provided, however, that for purposes of such calculation in no event shall such excess exceed 19.9% of the Warrant Exercise Price then in effect. The number of shares issuable upon exercise of this Warrant shall be reduced for each share for which the Company makes a cash payment pursuant to the preceding sentence.

      Section 14. JUDICIAL PROCEEDINGS. Any legal action, suit or proceeding brought against the Company with respect to this Warrant may be brought in any federal court of the Southern District of New York or any state court located in New York County, State of New York, and by execution and delivery of this Warrant, the Company hereby irrevocably and unconditionally waives any claim (by way of motion, as a defense or otherwise) of improper venue, that it is not subject personally to the jurisdiction of such court, that such courts are an inconvenient forum or that this Warrant or the subject matter may not be enforced in or by such court. The Company hereby irrevocably and unconditionally consents to the service of process of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, at its address set forth or provided for in
Section 10, such service to become effective 10 days after such mailing. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or commence legal proceedings or otherwise proceed against any other party in any other jurisdiction to enforce judgments obtained in any action, suit or proceeding brought pursuant to this Section. The Company irrevocably submits to the exclusive jurisdiction of the aforementioned courts in such action, suit or proceeding.

      Section 15. DESCRIPTIVE HEADINGS; GOVERNING LAW. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of New York shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.


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

                                    [* * * *]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by as of the 13th day of July, 2004.

                                      HEMISPHERX BIOPHARMA, INC.

                                      By:
                                             ------------------------------
                                      Name:  William A. Carter
                                      Title: Chief Executive Officer


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

                              EXHIBIT A TO WARRANT

                                 EXERCISE NOTICE
        TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT
                           HEMISPHERX BIOPHARMA, INC.

The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock ("Warrant Shares") of HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

      1. Form of Warrant Exercise Price. The Holder intends that payment of the Warrant Exercise Price shall be made as:

         ______  "Cash Exercise" with respect to ________ Warrant Shares; and/or

         ______ "Cashless Exercise" with respect to ______ Warrant Shares (to the extent permitted by the terms of the Warrant).

      2. Variable Price. Is the Variable Price being relied on pursuant to
Section 8(c) of the Warrant? (check one) YES ____ No ____

      3. Payment of Warrant Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the sum of $___________________ to the Company in accordance with the terms of the Warrant.

      4. Delivery of Warrant Shares. The holder of this warrant has sold or will sell the shares of common stock issuable pursuant to this Notice pursuant to a registration statement or an exemption from registration under the Securities Act of 1933, as amended.

      5. Private Placement Representations. The holder of this Warrant confirms the continuing validity of, and reaffirms as of the date hereof, its representations and warranties set forth in Section 6 of the Warrant.

Date: _______________ __, ____

__________________________________       _______________________________________
Name of Registered Holder                    Tax ID of Registered Holder
                                                   (if applicable)

By:_______________________________

Name:_____________________________

Title:______________________________


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                                 ACKNOWLEDGMENT

      The Company hereby acknowledges this Exercise Notice and hereby directs Continental Stock Transfer & Trust Company to issue the above indicated number of shares of Common Stock.

                                       HEMISPHERX BIOPHARMA, INC.

                                       By:
                                          ____________________________________
                                          Name:
                                          Title:

                              EXHIBIT B TO WARRANT

                               FORM OF ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned does hereby assign and transfer to ________________, Federal Identification No. __________, a warrant to purchase
____________ shares of the capital stock of HEMISPHERX BIOPHARMA, INC., a Delaware corporation, represented by warrant certificate no. _____, standing in the name of the undersigned on the books of said corporation. The undersigned does hereby irrevocably constitute and appoint ______________, attorney to transfer the warrants of said corporation, with full power of substitution in the premises.

Dated:  _________, 200_

                                          ____________________________________

                                          By:  _______________________________
                                          Its: _______________________________


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